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                            SHARE EXCHANGE AGREEMENT

                          IMAGEWORKS MEDIA GROUP, INC.







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

                            SHARE EXCHANGE AGREEMENT

      This Share Exchange Agreement ("Agreement") is entered into effective the 1st of May, 2004, by and among Vivid Learning Systems, Inc., a Delaware corporation ("Vivid"), with its principle office at 2345 Stevens Drive, Richland, Washington 99352 and ImageWorks Works Media Group, Inc. ("Seller" or "ImageWorks"), with its principle office at 5710 Bedford Street, Pasco, Washington 99301.

                                    RECITALS

      A. ImageWorks is the owner of Two Thousand (2,000) voting common shares of ImageWorks, constituting all of the issued and outstanding stock of ImageWorks. Specifically, ImageWorks is held equally by Matt Hammer and Nick Bauer, who are the sole shareholders of ImageWorks.

      B. Matt Hammer and Nick Bauer desire to sell and Vivid desires to purchase the ImageWorks shares in accordance with the terms and conditions contained in this Agreement.

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth together with other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   SECTION ONE
                                SELLER AGREEMENT

      1.1 Seller Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller hereby sells to Vivid, and Vivid hereby purchases from Seller, Two Thousand (2,000) shares voting common stock in ImageWorks ("Shares").

      1.2 Consideration. In exchange for the Shares sold by Seller, Vivid shall:
a) pay Seller Three Hundred Thousand Dollars ($300,000) payable in full within ten (10) business days after closing; b) pay Seller Three Hundred Fifty Thousand Dollars ($350,000) payable in fourteen (14) equal monthly payments, said payments to begin June 2004; c) issue to Seller One Hundred Thousand (100,000) shares of common stock of Vivid ("Vivid Shares"), said Vivid Shares to be issued on December 31, 2004, and further, said Vivid Shares subject to a buyback, wherein if by May 24, 2008, the Common Stock received in this transaction does not have a public market value of $300,000, then ImageWorks will have the option to have Vivid buy the Common Stock back for $300,000, and further said buyback may be subject to staggered payments of at least Fifty Thousand Dollars ($50,000), per month over a six (6) month period; and, d) shall grant to Seller a warrant to purchase an additional Two Hundred Thousand (200,000) shares of common stock of Vivid at an exercise price of Three Dollars ($3.00)
per share ("Vivid Warrant"). The warrant shall be in the form attached hereto as Exhibit "A". The warrant will have attached a buyback provision in accordance with the term sheet executed by Vivid and Seller on April 9, 2004. The afore-noted consideration will be issued to the two shareholders of Seller on a 50-50 basis in their individual capacity. DEFAULT PROVISION: In the event of a default by Vivid, such as failure to make a required payment or failure to execute on an action required of Vivid by this Agreement, Vivid shall have sixty
(60) days to cure. If after the sixty (60) days the default has not been cured, Seller may provide Vivid notice that it is considered in default and that Seller has elected to reverse the transaction herein. In the event of a second default by Vivid, Vivid will have thirty (30) days to cure. In the event of a third default by Vivid, the Seller may provide Vivid notice immediately that it is considered in default and that the Seller has elected to reverse the transaction herein. Specifically, to effect the reverse of the transaction, Seller must relinquish all stock and warrants granted hereunder and Vivid will: (a) return the corporate entity ImageWorks to Seller on a reasonably equal basis to its condition as represented in the April 30, 2004 balance sheet, including but not limited to all assets in the corporate entity at the time of transfer (except for consumables and subject to normal wear and tear) and the payment of all current liabilities with the exception of the cash and receivables already paid to the Seller; and, (b) cancel the non-compete agreements signed by Seller, with the exception that Seller will be prohibited from soliciting clients that Vivid brought to Seller. In the event of non-performance by Seller, such shall be considered a default on the part of Seller. Said non-performance is to be specifically delineated in the notice of default from Vivid. Seller shall have one (1) year to cure the default. If at such time the default has not been cured, Vivid will terminate Seller from its employment.

      1.3 Offer Letters. Offer letters for the two principals of Seller, specifically Matt Hammer and Nick Bauer, will address matters associated with this transaction that are typically considered personnel matters.

      1.4 Closing. The purchase of Seller's Shares by Vivid shall occur as soon as practicable following the fulfillment of the conditions specified in Section 6 hereof ("Closing Date") at such place as the parties shall agree, but in no event later than May 24, 2004; however, regardless of closing on or before April 30, 2004, said date of April 30, 2004 shall be the cutoff date for the calculations necessary to effect the exchange. Upon Closing (a) the Seller shall deliver to Vivid certificates representing the Shares, duly endorsed to Vivid or accompanied by duly executed stock powers, in transferable form on December 31, 2004; (b) Vivid shall deliver the appropriate cash payment, the Vivid Shares, and the Vivid Warrant; and, (c) the parties shall deliver all other documents or agreements required by this Agreement.

                                  SECTION TWO
                  REPRESENTATIONS AND WARRANTIES OF IMAGEWORKS

      ImageWorks, to the best of its knowledge represents and warrants to Vivid the following:

      2.1 Title to Stock. ImageWorks is the record and beneficial owners of the Shares being sold by ImageWorks to Vivid, free and clear of any security interest, claim, lien, pledge, option, encumbrance, or restriction (on transferability or otherwise) whatsoever in law or in equity, and its delivery to Vivid on the Closing Date of certificates for the Shares will convey to Vivid lawful, valid, and indefeasible title thereto, free and clear of any security interest, claim, lien, pledge, option, encumbrance, or restriction whatsoever.

      2.2 Necessary Authority: Enforceability. The execution and delivery of this Agreement has been duly authorized by the shareholders of ImageWorks. No other corporate proceedings on the part of ImageWorks are necessary to authorize this Agreement. ImageWorks has full power, and authority to enter into, deliver, and perform this Agreement and to consummate the transactions contemplated herein. ImageWorks has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid, and binding obligations, enforceable against ImageWorks in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the availability of equitable remedies.

      2.3 No Conflicts. The execution, delivery, and performance of this Agreement by Seller and the consummation of the transactions contemplated herein do not and will not (a) require the consent, approval, authorization, order, filing, registration, or qualification of or with any court, governmental authority, or third person, except that which already has been obtained; (b) conflict with or result in any violation of or default under any provision of any mortgage, indenture, lease, agreement, or other instrument, permit, concession, grant, franchise, or license to which Seller is a party or by which the Shares are or may be bound; (c) violate any law, ordinance, rule, regulation, judgment, order, or decree applicable to Seller; or (d) result in the creation of any security interest, claim, lien, charge, or encumbrance upon any of the Shares.

      2.4 Organization and Good Standing. ImageWorks is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington. ImageWorks has all power and authority to execute and deliver this Agreement.

      2.5 Articles of Incorporation and Bylaws. ImageWorks has previously furnished to Vivid complete and correct copies of (a) its Articles of Incorporation, and (b) its Bylaws, as amended.

      2.6 Capitalization. The authorized capital stock of ImageWorks consists of Ten Thousand (10,000) shares of voting common stock of which Two Thousand (2,000) shares are issued and outstanding. No unissued shares of Seller or any other securities of Seller are subject to any warrants, options, rights, or commitments of any character, kind, or nature that would obligate Seller to issue any additional shares of its common stock or any other equity security to any person.

      2.7 No Restrictions on Securities. ImageWorks is not a party to any written or oral agreement creating rights in any person (a) with respect to shares of capital stock or any other securities of ImageWorks, or (b) relating to the voting of shares of ImageWorks stock on any matter.

      2.8 Financial Statements. The most recent two (2) years of Financial Statements of the Seller are hereby incorporated by reference. The Financial Statements (including the Notes thereto) (i) have been prepared in accordance with basic tax accounting principles and in good faith in a manner consistent with past practice applied on a consistent basis throughout the periods covered thereby; (ii) present fairly the financial condition of ImageWorks as of such dates and the results of operations of ImageWorks for such periods; (iii) are correct and complete; and, (iv) are consistent with the books and records of ImageWorks (which books and records are correct and complete).

      2.9 Tax Matters. For all periods prior to the date of this Agreement:

            2.9.1 All federal, state, local, and foreign tax returns and tax reports required to be filed by ImageWorks have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all of the foregoing are true, correct, and complete;

            2.9.2 All federal, state, local, and foreign income, profits, franchise, sales, use, occupation, property, excise, highway use, and other taxes (including interest and penalties) due from ImageWorks have been fully paid or adequate provisions made therefor;

            2.9.3 Proper and accurate amounts have been withheld by ImageWorks from its employees for all periods prior to the Closing Date in compliance with the tax withholding provisions of applicable federal, foreign, state, and local laws;

            2.9.4 Proper and accurate federal, foreign, state, and local returns have been filed by ImageWorks for all periods for which returns were due with respect to employee income tax withholding, social security, and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor included in the Financial Statements;

            2.9.5 No issues have been raised or proposed with respect to any tax return of ImageWorks; and

            2.9.6 ImageWorks has not been audited by any federal taxing authority. ImageWorks has been audited by the Washington State Department of Revenue.

      2.10 Liabilities. Seller has no liabilities or obligations of any nature or kind, whether absolute or contingent, known or unknown, accrued or unaccrued, due or to become due, or otherwise, except: (a) to the extent reflected in the ImageWorks Financial Statements, (b) as disclosed on Schedule 2.10 attached hereto, and (c) those that will be incurred in or as a result of the ordinary course of business, consistent with past practices, prior to the Closing Date. Seller acknowledges that it is currently a Subchapter S corporation and as a result of this transaction the Subchapter S election will terminate. Seller specifically warrants that it will be responsible for any and all obligations which may occur as a result of the Subchapter S termination.

      2.11 Litigation. Matt Hammer and Nick Bauer were sued by Tri-Rivers construction over a dispute on the construction contract for the building at 5710 Bedford Street. Hammer and Bauer won the case and are now working with an arbitrator and the contractor to repair final punchlist issues. No other claim, action, suit, proceeding, arbitration, investigation, hearing, or notice of hearing is pending nor, insofar as is known to Seller, threatened, before any court or governmental or administrative authority, or private arbitration tribunal, against, relating to, or affecting Seller, any of its properties or businesses, or the transactions contemplated by this Agreement; nor are any facts, known to Seller that may give rise to any such claim, action, suit, proceeding, arbitration, investigation, or hearing that may have any material adverse effect upon the properties or business of Seller or the transactions contemplated by this Agreement to the best of its knowledge. Seller has not waived any affirmative defense with respect to any of its liabilities, including any liability for any income, excise, or other taxes. There is no continuing order, injunction, or decree of any court, arbitrator or governmental or administrative authority to which Seller or any of its businesses, properties, or assets is a party or subject. No material infringement of any proprietary right owned or licensed by Seller is known to Seller.

      2.12 Material Contracts. All material contracts, agreements, commitments, and instruments to which Seller is subject and by which it is bound are listed on Schedule 2.12, and true and correct copies of them have been delivered to Vivid. All such contracts are in full force and effect, there have been no threatened cancellations thereof, there are no outstanding disputes thereunder, and to the best of the warrantors' knowledge, there does not exist any default in any material respect or event which is a breach or default in any material respect of the terms of any such contract. Seller is not a party to any material oral agreements. Seller has in all respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default in any respect under any agreement, lease, or contract to which it is a party, and to the best of the warrantors' knowledge, there exists no event, condition, or occurrence which, after notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

      2.13 Absence of Certain Changes. Except as disclosed in its Financial Statements and Reports, (a) Seller has conducted its business only in the ordinary and usual course of the business, and (b) no change or development or combination of changes or developments has occurred that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to Seller. For purposes of this Agreement, "Material Adverse Effect" means an effect that: (1) is materially adverse to the business, financial condition, results of operations, or prospects of Seller taken as a whole; (2) significantly and adversely affects the ability of Seller to consummate the transactions contemplated by this Agreement or to perform its material obligations under this Agreement; or (3) enables any persons to prevent the consummation of the transactions contemplated by this Agreement.

      2.14 Brokers, Finders. No agent, broker, investment banker, person, or firm acting on behalf of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated hereby.

      2.15 Personal  Liabilities/Conflicting  Interests.  Except as set forth on
Schedule 2.15, no officer, director, or partner of Seller has (i) any material interest in any property used in or pertaining to the business of Seller, or
(ii) any loan, lease, contract, commitment, arrangement, or understanding with Seller.

      2.16 Tangible Assets. Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. To the best of the warrantors' knowledge, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

      2.17 Employees, Compensation, Etc. The names, dates of hire, positions, and base salary for all ImageWorks employees are set forth in Schedule 2.17. No employee of ImageWorks has a written or oral employment agreement. There is no pending or threatened dispute, including, but not limited to, claims for sexual harassment, discrimination claims of any kind, employment disputes, or otherwise, between or involving ImageWorks, and any employee or group of employees of ImageWorks or any union representing or claiming to represent any employees or former employees of ImageWorks. There have never been any strikes or work stoppages in effect or threatened against ImageWorks which had or would have a material adverse effect on ImageWorks, nor have any strikes or work stoppages which would have or have had such effect been enjoined by any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental agency or instrumentality, domestic or foreign. No employee of ImageWorks is, or on the Closing Date will be, represented by any labor union in connection with its employment by ImageWorks. To the best of the warrantors' knowledge, hours worked by and payments made to the respective employees of ImageWorks has not been in violation of the Fair Labor Standards Act or any applicable laws of the United States or any state or other jurisdiction dealing with such matters.

      2.18 Employee Benefit Plans. Seller maintains no pension, profit-sharing, stock bonus, or other plan which is "qualified" or intended to be "qualified" under Section 401(a) of the Code. Schedule 2.18 attached hereto contains a list of each bonus, deferred compensation, hospitalization, or other medical, stock purchase, life, or other insurance, and each other employee benefit plan or arrangement of Seller (collectively, the "Plans"). Seller has heretofore delivered to Vivid true and complete copies of the documents governing all such Plans as in effect on the date hereof. Each of the Plans has been administered in material compliance with its terms and all filing, reporting, disclosure, and other requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller has no plans or commitments, whether formal or informal and whether legally binding or not, to create any additional such Plan or modify or change any existing plan or arrangement. None of the Plans, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction in connection with which any of the Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust could be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code. To the best of the warrantors' knowledge, each of the employee benefit plans maintained or contributed to by Seller, including, without limitation, the Plans, is in material compliance with applicable federal laws, including but not limited to ERISA. Each of the Plans required to be has been determined to be "qualified" within the meaning of Section 401(a) of the Code, and no facts or circumstances exist which would materially adversely affect the qualified status of the Plans. No matter relating to any Plan is pending before any court or government agency. Seller is unaware of any withdrawal liability under Section 4201 of ERISA.

      2.19 Environmental. Seller has no liability under, has never violated, and is presently in compliance with (a) all terms and conditions of its permits, licenses, and other authorizations; and (b) to the best of the warrantors' knowledge, all requirements, limitations, restrictions, conditions, standards, prohibitions, obligations, schedules, and timetables provided for by any Environmental, Health, and Safety Laws, and no events or conditions exist that may prevent continued compliance. Seller has not (a) entered into or been subject to any consent decree, compliance order, administrative order, court order, or judgment with respect to any of its activities or operations; (b) received notice under the citizen suit provision of any Environmental, Health, or Safety Law; (c) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to its activities or operations; or (d) been subject to or threatened with any governmental or citizen litigation, administrative, or judicial proceeding pursuant to the Environmental, Health, and Safety Laws and has no reason to believe that any of the above will be forthcoming.

            No use, exposure, generation, manufacture, storage, treatment, transportation, or disposal of Hazardous Substances is occurring or has occurred other than as necessary in the ordinary course of business and in compliance with all applicable federal, state and local laws, ordinances, and regulations. The terms "Environmental, Health, or Safety Laws" and "Hazardous Substances" shall have the meanings set forth on Exhibit 2.19.

      2.20 Insurance. All physical properties and assets of Seller and the premises are covered by fire and other extended coverage insurance with companies licensed in the relevant jurisdictions against casualty and other losses customarily obtained to cover comparable properties and assets by businesses in the regions in which such properties are located. Based on its own experience, Seller has no reason to believe that such coverage is not reasonable in amounts, scope, and coverage in light of existing conditions. Seller carries public liability and workmen's compensation insurance in amounts believed by Seller to be reasonable. A complete and correct list of all the policies of insurance (including binders) and surety bonds carried by Seller is included in
Schedule 2.20, all of which are in full force and effect as of the date hereof. Seller has not received notice of cancellation or non-renewal of any such policy or bond. Seller does not have knowledge of any inaccuracy in any application for such policies or bonds, any failure to pay premiums when due, or any similar events that would form the basis for termination of any such insurance.

      2.21 Intellectual Property. Except as set forth in Schedule 2.21, Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of Seller as presently conducted and as presently proposed to be conducted. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses. To the best of the warrantors' knowledge, Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the best of the warrantors' knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller. Seller has delivered to Vivid correct and complete copies of all patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Vivid correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of the Intellectual Property. Schedule 2.21 also identifies each trade name or unregistered trademark used by Seller in connection with any of its businesses. No shareholder, partner, officer, director, or any employee of Seller or any affiliate owns directly or indirectly, in whole or in part, any Intellectual Property (a) which Seller is presently using in its business, or (b) without which such business of Seller could not be conducted as presently conducted.

            "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) all computer software (including data and related documentation); (g) all other proprietary rights; and, (h) all copies and tangible embodiments thereof (in whatever form or medium).

      2.22 Opportunity to Investigate. Seller has been afforded the opportunity to ask questions of, and receive answers from Vivid or persons acting on its behalf concerning the terms and conditions of the transaction and to obtain any additional information necessary to verify the accuracy of the information furnished; and has availed itself of such opportunity to the extent it considers appropriate in order to permit it to evaluate the merits and risks of the proposed transaction. Seller has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment contemplated by this Agreement. Seller acknowledges that no oral representations have been made and no information has been furnished to it in connection with the negotiation of this Agreement that have been in any way inconsistent with the foregoing specified information and the information and representations incorporated into this Agreement.

      2.23 Disclosure. To the best knowledge of Seller, neither this Agreement nor any schedule, exhibit, list, certificate, or other instrument or document delivered to Vivid pursuant to this Agreement by or on behalf of Seller contains any untrue statement of material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations, or warranties, and information contained herein or therein not misleading.

                                  SECTION THREE
                     REPRESENTATIONS AND WARRANTIES OF VIVID

      Vivid represents and warrants to Seller the following:

      3.1 Organization and Good Standing. Vivid is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Vivid has all the power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

      3.2 Capitalization. The authorized capital stock of Vivid consists of Two Hundred Million (200,000,000) shares of voting common stock and Five Million (5,000,000) shares of voting preferred stock. There are Ten Million Eighty-seven Thousand Nine Hundred Ninety-six (10,087,996) shares of voting common stock issued and outstanding as of the date of this Agreement. There are no preferred shares issued as of the date of this Agreement. Vivid has Two Million Four Hundred Thousand (2,400,000) shares allocated to its stock option plan, of which Seven Hundred Sixty-six Thousand Three Hundred Thirty-four (766,334) options have been issued.

      3.3 Authority to Perform Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Vivid. No other corporate proceedings on the part of Vivid are necessary to authorize its officers to perform this Agreement. The execution and performance of this Agreement by Vivid does not violate, or result in a breach of, or constitute a default under, any judgment, order, or decree to which Vivid may be subject, nor does such execution or performance violate any provision of the Articles of Incorporation or Bylaws of Vivid.

      3.4 Subsidiaries, Affiliates, No Other Interests. Vivid is the sole owner of Vivid Washington.

      3.5 Financial Statements. The most recent two (2) years of Financial Statements of Vivid Washington are hereby incorporated by reference. The Financial Statements (including the Notes thereto) (i) have been prepared in accordance with GAAP and in good faith in a manner consistent with past practice applied on a consistent basis throughout the periods covered thereby; (ii) present fairly the financial condition of Vivid as of such dates and the results of operations of Vivid for such periods; (iii) are correct and complete; and
(iv) are consistent with the books and records of Vivid (which books and records are correct and complete).


      3.6 Tax Matters. For all periods prior to the date of this Agreement:

            3.6.1 All federal, state, local, and foreign tax returns and tax reports required to be filed by Vivid have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all of the foregoing are true, correct, and complete;

            3.6.2 All federal, state, local, and foreign income, profits, franchise, sales, use, occupation, property, excise, highway use, and other taxes (including interest and penalties) due from Vivid have been fully paid or adequate provisions made therefor;

            3.6.3 Proper and accurate amounts have been withheld by Vivid from its employees for all periods prior to the Closing Date in compliance with the tax withholding provisions of applicable federal, foreign, state, and local laws;

            3.6.4 Proper and accurate federal, foreign, state, and local returns have been filed by Vivid for all periods for which returns were due with respect to employee income tax withholding, social security, and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor included in the Financial Statements;

            3.6.5 No issues have been raised or proposed with respect to any tax return of Vivid; and

            3.6.6 Vivid has not been audited by any federal or state taxing authority.

      3.7 Liabilities. Vivid has no liabilities or obligations of any nature or kind, whether absolute or contingent, known or unknown, accrued or unaccrued, due or to become due, or otherwise, except: (a) to the extent reflected in the Vivid Financial Statements, (b) as disclosed on Schedule 3.7 attached hereto, and (c) those that will be incurred in or as a result of the ordinary course of business, consistent with past practices, prior to the Closing Date.

      3.8 Litigation. No claim, action, suit, proceeding, arbitration, investigation, hearing, or notice of hearing is pending nor, insofar as is known to Vivid, threatened, before any court or governmental or administrative authority, or private arbitration tribunal, against, relating to, or affecting Vivid, any of its properties or businesses, or the transactions contemplated by this Agreement; nor are any facts known to Vivid, that may give rise to any such claim, action, suit, proceeding, arbitration, investigation, or hearing that may have any material adverse effect upon the properties or business of Vivid or its subsidiaries or the transactions contemplated by this Agreement to the best of its knowledge. Vivid has not waived any affirmative defense with respect to any of its liabilities, including any liability for any income, excise, or other taxes. There is no continuing order, injunction, or decree of any court, arbitrator, or governmental or administrative authority to which Vivid or its subsidiaries or any of their businesses, properties, or assets is a party or subject. No material infringement of any proprietary right owned or licensed by Vivid is known to Vivid.

      3.9 Absence of Certain Changes. Except as disclosed in its Financial Statements and Reports (a) Vivid has conducted its business only in the ordinary and usual course of the business, and (b) no change or development or combination of changes or developments has occurred that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to Vivid. For purposes of this Agreement, "Material Adverse Effect" means an effect that: (1) is materially adverse to the business, financial condition, results of operations, or prospects of Vivid taken as a whole; (2) significantly and adversely affects the ability of Vivid to consummate the transactions contemplated by this Agreement or to perform its material obligations under this Agreement; or (3) enables any persons to prevent the consummation of the transactions contemplated by this Agreement.

      3.10 Environmental. Vivid has no liability under, has never violated, and is presently in compliance with (a) all terms and conditions of its permits, licenses, and other authorizations; and (b) to the best of the warrantors' knowledge, all requirements, limitations, restrictions, conditions, standards, prohibitions, obligations, schedules, and timetables provided for by any Environmental, Health, and Safety Laws, and no events or conditions exist that may prevent continued compliance. Vivid has not (a) entered into or been subject to any consent decree, compliance order, administrative order, court order, or judgment with respect to any of its activities or operations; (b) received notice under the citizen suit provision of any Environmental, Health, or Safety Laws; (c) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to its activities or operations; or (d) been subject to or threatened with any governmental or citizen litigation, administrative, or judicial proceeding pursuant to the Environmental, Health, and Safety Laws and has no reason to believe that any of the above will be forthcoming.

            No use, exposure, generation, manufacture, storage, treatment, transportation, or disposal of Hazardous Substances is occurring or has occurred other than as necessary in the ordinary course of business and in compliance with all applicable federal, state, and local laws, ordinances, and regulations. The terms "Environmental, Health, or Safety Laws" and "Hazardous Substances" shall have the meanings set forth on Exhibit 2.19.

      3.11 Brokers, Finders. No agent, broker, investment banker, person, or firm acting on behalf of Vivid is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated hereby.

      3.12 Opportunity to Investigate. Vivid has been afforded the opportunity to ask questions of, and receive answers from ImageWorks or persons acting on their behalf concerning the terms and conditions of the transaction and to obtain any additional information necessary to verify the accuracy of the information furnished; and has availed itself of such opportunity to the extent it considers appropriate in order to permit it to evaluate the merits and risks of the proposed transaction. Vivid has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment contemplated by this Agreement. Vivid acknowledges that no oral representations have been made and no information has been furnished to it in connection with the negotiation of this Agreement that have been in any way inconsistent with the foregoing specified information and the information and representations incorporated into this Agreement.

      3.13 Disclosure. To the best knowledge of Vivid, neither this Agreement nor any schedule, exhibit, list, certificate, or other instrument or document delivered to Seller pursuant to this Agreement by or on behalf of Vivid, contains any untrue statement of material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations or warranties, and information contained herein or therein not misleading.

                                  SECTION FOUR
                 SECURITIES LAW MATTERS AND REGISTRATION RIGHTS

      4.1 Purchase for Investment. Seller covenants and agrees that the Vivid Shares and Vivid Warrant to be issued to Seller as provided in Section 1.2 will be held by Seller for investment and not with a view to distribute all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933 ("Securities Act). Seller will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate, or otherwise dispose of any of the Vivid Shares or Vivid Warrant except in compliance with the Securities Act. Seller agrees that no transfer of assignment of any Vivid Shares or Warrants shall be effective if the assignment would violate the provisions of the securities laws. If Vivid so requires, no assignment shall be effective unless Seller delivers an opinion of counsel to Vivid, which opinion must be satisfactory to Vivid in all respects, to the effect that such transfer will not violate the securities laws. Seller understands that all stock certificates will bear a legend noting these transfer restrictions.

      4.2 Registration Rights. In the event Vivid shall undertake to provide registration rights to its shareholders in general, Seller shall have the right to participate in such registration rights upon the terms and conditions applicable to all shareholders.

      4.3 Shareholder Information. So long as Seller owns the Vivid Shares or Vivid Warrant, Seller will be provided with a copy of any information that Vivid sends to its shareholders in general.


                                  SECTION FIVE
                     CONDUCT AND TRANSACTIONS BEFORE CLOSING

      5.1 Cooperation. From the date hereof through the Closing Date, Vivid and Seller will each cooperate in good faith and use their best efforts to close the purchase and sale of Shares.

      5.2 ImageWorks Contracts. Prior to Closing, Vivid and ImageWorks will work to jointly market ImageWorks in order to secure new contracts. Any expenses incurred in connection with these marketing efforts shall be borne by the party incurring such expenses.

      5.3 Announcements. Subsequent to the date hereof, Vivid and ImageWorks will consult with each other prior to any public announcement relating to transactions contemplated hereby and will not make any public announcements without the express approval of the other.

      5.4 Efforts to Consummate. Subject to the terms and conditions herein provided, Vivid and Seller agree to use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including, but not limited to, the obtaining of all necessary consents, waivers, authorizations, orders, and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Vivid and Seller agree to cooperate fully with the other in performing this Agreement.


                                   SECTION SIX
                              CONDITIONS TO CLOSING

      6.1 Conditions to Obligation of Vivid. The obligation of Vivid to consummate the transactions to be performed by it hereunder is subject to satisfaction of the following conditions. Vivid may waive any condition specified in this Section via a written document so stating at or prior to the Closing Date.

            6.1.1 Seller shall have performed and complied with all of their covenants and agreements hereunder in all material respects through the Closing Date.

            6.1.2 All representations, warranties, disclosures, and statements of Seller contained in this Agreement will be true and complete as of the date of this Agreement and the Closing Date. Any amendments to the exhibits and schedules to this Agreement which are proposed to be delivered after the date of this Agreement must be satisfactory to Vivid in its sole discretion.

            6.1.3 Vivid shall have completed its due diligence review of Seller and its business (including, but not limited to confirmation that Seller is in compliance with all applicable environmental laws) with results reasonably satisfactory to Vivid. Vivid agrees that such due diligence shall be complete by May 11, 2004.

            6.1.4  Seller  shall  make   appropriate   accounting   and  expense
      adjustments to the Seller's balance sheet prior to the Closing Date, which adjustments must be approved by Vivid.

            6.1.5 All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Vivid.

      6.2 Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it hereunder is subject to satisfaction of the following conditions. Seller may waive any condition specified in this Section via a written document so stating at or prior to the Closing Date.

            6.2.1 Vivid shall have performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing Date.

            6.2.2 All representations, warranties, disclosures, and statements of Vivid contained in this Agreement will be true and complete as of the date of this Agreement and the Closing Date. Any amendments to the exhibits and schedules to this Agreement which are proposed to be delivered after the date of this Agreement must be satisfactory to Seller in its sole discretion.

            6.2.3 All actions to be taken by Vivid in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

                                  SECTION SEVEN
                            TERMINATION OF AGREEMENT

      This Agreement may be terminated at any time before the Closing Date, as follows, and in no other manner:

      7.1 Mutual Consent. By mutual consent of the parties, if the Board of Directors, or similar governing body, of each party so determines.

      7.2 Conditions of Vivid Not Met. By Seller if, by the Closing Date, any of the conditions set forth in Section 6.2 hereof have not been met or if, in the exercise of its best judgment, Seller determines in good faith that any such conditions reasonably cannot be met by such date.

      7.3 Conditions of Seller Not Met. By Vivid, if by the Closing Date, any of the conditions set forth in Section 6.1 hereof shall not have been met or if, in the exercise of its judgment, the Board of Directors of Vivid determines in good faith that any such conditions reasonably cannot be met by such date.

                                  SECTION EIGHT
                                 INDEMNIFICATION

      8.1 Indemnification of Vivid. Without in any way limiting or diminishing the warranties, representations, or agreements herein contained or the rights or remedies available to Vivid for a breach by Seller hereunder, Seller agrees to indemnify, defend, and hold harmless Vivid and its designees, successors, and assigns from and against all losses, judgments, liabilities, claims, damages, or expenses (including reasonable attorneys' fees) of every kind, nature, and description in existence before or on the Closing Date, whether known or unknown, absolute or contingent, joint or several, either arising out of any failure of any representation or warranty by Seller contained in this Agreement to have been correct and materially complete when made or arising out of or relating to the breach of any covenant or agreement of Seller contained in this Agreement.

      8.2 Indemnification of Seller. Without in any way limiting or diminishing the warranties, representations, or agreements herein contained or the rights or remedies available to Seller for a breach by Vivid hereunder, Vivid hereby agrees, with respect to this Agreement, to indemnify, defend, and hold harmless Seller from and against all losses, judgments, liabilities, claims, damages, or expenses (including reasonable attorneys' fees) of every kind, nature, and description in existence before, on, or after the Closing Date, whether known or unknown, absolute or contingent, joint or several, either arising out of any failure of any representation or warranty by Vivid contained in this Agreement to have been correct and materially complete when made or arising out of or relating to the breach of any covenant or agreement of Vivid contained in or arising out of this Agreement.

      8.3 Indemnification Limitations. Without in any way diminishing the warranties, representations, or agreements herein contained or the rights or remedies available to either party for a breach by the other party hereunder, the parties hereby agree, with respect to this Agreement, that any claim for indemnity under either of the preceding sections 8.1 and 8.2 must be asserted in writing to the other on or before the second anniversary of the Closing Date. Further, with the exception of circumstances wherein an indemnification is warranted as a result of misconduct or gross negligence, the indemnifications offered under this Agreement shall be limited to the value of the consideration provided herein. In instances of misconduct or gross negligence, there is no limit to the level of indemnification to be provided by a party.

      8.4 Indemnification Procedure for Claims of Third Parties. Indemnification, with respect to claims resulting from the assertion of liability by those not parties to this Agreement (including governmental claims for penalties, fines, and assessments), shall be subject to the following terms and conditions:

            8.4.1 The party seeking indemnification (the "Indemnified Party") shall give prompt written notice to the party or parties from which it is seeking indemnification (the "Indemnifying Party") of any assertion of liability by a third party which might give rise to a claim for indemnification based on the foregoing provisions of this Section, which notice shall state the nature and basis of the assertion and the amount thereof, to the extent known; provided, however, that no delay on the part of the Indemnified Party in giving notice shall relieve the Indemnifying Party of any obligation to indemnify unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay.

            8.4.2 If any action, suit, or proceeding (a "Legal Action") is brought against the Indemnified Party with respect to which the Indemnifying Party may have liability under the foregoing provisions of this Section, the Legal Action shall be defended (such defense to include all proceedings for appeal or review which counsel for the Indemnified Party shall reasonably deem appropriate) by the Indemnifying Party.

            8.4.3 Notwithstanding the provisions of the previous subparagraph of this Agreement, until the Indemnifying Party shall have assumed the defense of the Legal Action, the defense shall be handled by the Indemnified Party and the Indemnifying Party shall pay all legal and other expenses reasonably incurred by the Indemnified Party in conducting such defense. Furthermore, (i) if the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to it that are different from or in addition to those available to the Indemnifying Party; (ii) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; or (iii) if a judgment against the Indemnified Party in the Legal Action will, in the good faith of the Indemnified Party, establish a custom or precedent which will be adverse to the best interest of its continuing business, the Indemnified Party shall have the right to defend such Legal Action, provided, however, the Indemnified Party shall pay all legal and other expenses incurred by the Indemnified Party in conducting such defense.

            8.4.4 In any Legal Action initiated by a third party and defended by the Indemnifying Party (i) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense;
      (ii) the Indemnifying Party shall keep the Indemnified Party fully informed as to the status of such Legal Action at all stages thereof, whether or not the Indemnified Party is represented by its own counsel;
      (iii) the Indemnifying Party shall make available to the Indemnified Party and its attorneys, accountants, and other representatives, all books and records relating to such Legal Action; and (iv) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Legal Action.

            8.4.5 In any Legal Action initiated by a third party and defended by the Indemnifying Party, the Indemnifying Party shall not make settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against Vivid or its assets, employees, or business, or relief which Vivid reasonably believes could establish a custom or precedent which will be adverse to the best interests of its continuing business.

                                  SECTION NINE
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

      9.1 Confidential Information. Each of the parties will treat and hold all of the Confidential Information of the others as such, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the others or destroy, at the request and option of the others, all tangible embodiments (and all copies) of the Confidential Information which are in his, her, or its possession; provided, however, that the parties may disclose such Confidential Information as is necessary to comply with any information or disclosure requirements of any governmental agency. In the event that any of the parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigation demand, or similar process) to disclose any Confidential Information, the Party who has been requested to disclose such Confidential Information (the "Withholding Party") will notify the Party whose Confidential Information is being sought (the "Confidential Party") promptly of the request so that the Confidential Party may seek an appropriate protective order or waive compliance with the provisions of this Section 9.1. If, in the absence of a protective order or the receipt of a waiver hereunder, any Withholding Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Withholding Party may disclose the Confidential Information to the tribunal; provided, however, that the Withholding Party shall use his, hers, or its reasonable best efforts to obtain, at the reasonable request of Confidential Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Confidential Party shall designate.

      9.2   Definition.   "Confidential   Information"   means  any  information
concerning the businesses and affairs of Vivid on the one hand and ImageWorks on the other hand that is not already generally available to the public.

                                   SECTION TEN
                            MISCELLANEOUS PROVISIONS

      10.1 Survival of Representations. The representations and warranties given under this Agreement shall be continuing and survive the Closing Date.

      10.2 Modification. This Agreement may be altered or amended in whole or in part at any time but only in a written instrument signed by the parties hereto.

      10.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

      10.4 Expenses. Vivid and Seller shall be responsible for their respective costs and expenses incurred in connection with this Agreement.

      10.5 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof. The parties acknowledge that a lease agreement for the building at 5710 Bedford Street, Pasco, Washington will be executed between Vivid and the two shareholders of Seller in their individual capacity.

      10.6 Governing Law. This Agreement shall be governed by the laws of the State of Washington.

      10.7   Construction.   The  parties  have  participated   jointly  in  the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Nothing in any Schedule to this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

      10.8 Survival of Representations and Covenants. The representations and covenants in this Agreement will not survive the termination of this Agreement if terminated pursuant to Section 7, except that Section 10 (confidentiality) and Section 10.4 (expense allocation) will survive such termination.

      10.9 Notices. Any notice required hereunder shall be deemed to have been validly given if delivered by certified mail, return receipt requested, postage prepaid, and addressed to the parties at the following addresses:

         If to Vivid:         Sandra Muller
                              723 The Parkway
                              Richland, WA  99352
         If to ImageWorks:    Matt Hammer
                              383 Columbia Point Drive
                              Richland, WA  99352

      10.10 Severability. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

      10.11 Attorney Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by the tribunal in a final judgment or decree, shall pay the successful party's or parties' costs, expenses, and reasonable attorney fees incurred therein by such party or parties (including without limitation such costs, expenses, and fees on any appeals), and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses, and attorney fees shall be included as part of such judgment.

      10.12 Separate Counterparts. This Agreement may be executed in separate counterparts, which shall collectively and separately be considered one and the same Agreement.

      10.13 Mediation and Arbitration. In the event a dispute should arise under this Agreement, as a condition precedent to arbitration, the dispute shall be submitted first to mediation. If a party fails or refuses to participate in mediation, or if the parties fail to resolve their dispute through mediation, then the parties shall seek arbitration in the following manner: Arbitration shall be commenced by one party submitting to the other party a statement of issue(s) to be arbitrated and shall designate such party's nominated arbitrator. The responding party shall respond with any additional or counterstatement of the issue(s) to be arbitrated and shall designate the responding party's arbitrator, all within fourteen (14) days after receipt of the initial notice. If the responding party fails to designate an arbitrator, an arbitrator shall be appointed by the Washington Arbitration & Mediation Service. The two (2) arbitrators thus nominated shall proceed promptly to select a third arbitrator. The arbitrators shall, as promptly as the circumstances will allow and within a time established by a majority vote of the arbitrators, conduct a hearing on the issues(s) submitted to them and shall render their decision in writing. Any decisions as to procedure and substance made by a majority of the arbitration panel shall be final and binding. A decision by a majority of the arbitrators on any issue submitted shall be the decision of the arbitration panel as to that issue. The arbitrators have authority to award attorney fees and costs to either party in accordance with the merits and good faith of the positions asserted by the parties and the terms of this Agreement. In lieu of appointing three (3) arbitrators in the manner set forth above, the parties may, by agreement, designate a single arbitrator. Judgment upon the award rendered by arbitration may be entered in any court of competent jurisdiction. Each party shall pay the cost of the arbitrator it appointed and one-half of the costs of the third arbitrator. Except as provided herein, the arbitration proceedings shall be conducted in accordance with the rules of the American Arbitration Association and the statutes of the State of Washington pertaining to binding arbitration (if any).

      10.14 Publicity. With the exception of information releases required in the normal course of business (such as regulatory filings, financial statements, et cetera), any news releases, public announcement, advertisement, or publicity released by either party concerning this Agreement, shall be subject to prior approval of the other Party for a period of ninety (90) days from the date of Closing,

         IN WITNESS WHEREOF, the parties have executed this Agreement this 25th day of May, 2004.



VIVID LEARNING SYSTEMS, INC.            IMAGEWORKS MEDIA GROUP, INC.

/s/Kevin A. Smith                       /s/Matt Hammer
---------------------------------       ----------------------------------------
Kevin A. Smith                          Matt Hammer
President & CEO                         President & Shareholder

                          "Vivid"                      "ImageWorks" and "Seller"


                                        /s/Nick Bauer
                                        ----------------------------------------
                                        Nick Bauer
                                        Creative Director & Shareholder

                                                       "ImageWorks" and "Seller"

                                  EXHIBIT 2.10
                              SELLER'S LIABILITIES


DATA AS OF 4/30/04

                               PAID THRU        APRIL ACCRUAL

A-1 Landscaping                16-Apr           $   102.89
AT&T Wireless                  5-Apr            $   164.33
Big Bend Electric              21-Apr           $    68.00
Baker & Giles                  29-Dec           $ 2,400.00
City of Pasco                  19-Mar           $   115.21
Cascade Natural Gas            6-Apr            $    28.00
Nova                           5-Apr            $    64.06
Safeco Insurance               22-Apr           $   978.07
Tri City Water                 14-Apr           $    23.00
Visa                           12-Apr           $ 1,098.28
Sales Tax                      30-Apr           $    58.63
B&O Tax                        30-Apr           $ 1,996.82
                                                ----------
                                                $ 7,097.29

EXHIBIT 2.12

                          SELLER'S MATERIAL CONTRACTS


BECHTEL NATIONAL

POP:                            1/1/2004 - 12/31/2004
Current Authorized Amount:      $33,500
Scope:                          Media production services for WTP communications
                                department and training material development support for WTP training department


ADVANCEMED CORPORATION

POP:                            6/1/2004 - 5/31/2006
Current Authorized Amount:      $50,000
Scope:                          Media  communications  including  computer based
                                training, e-learning, and web site development

EXHIBIT 2.15

                   PERSONAL LIABILITIES/CONFLICTING INTERESTS


Matt Hammer:

      1. Investment in cousin's business in Portland, OR. Cousin's business could become a competitor of Vivid. Mr. Hammer agrees to have said business pay him back his initial investment of $15,000 + $5,000 over the next two years. Mr. Hammer will not participate in any additional financial gain of the company. Company may continue as a reseller of ImageWorks products and services, as long as the agreement is an "arms length" transaction between company and reseller.
      2. Serves on the board of a sales training-employee learning start-up company in Spokane, WA. Mr. Hammer shall recuse himself from this board. As a representative of ImageWorks and Vivid Learning Systems, Mr. Hammer may pursue business development opportunities for ImageWorks and or Vivid with start-up company.


Nick Bauer

      1. Provide videos/graphic work for church using ImageWorks equipment during off-hours.

EXHIBIT 2.17

                                  EMPLOYEE LIST


NAME                   DATE OF HIRE     POSITION                   BASE SALARY

Matt Hammer            Inception        Director of Business
                                        Development                $60,000

Nick Bauer             Inception        Creative Director          $60,000

Conrad Suhadolnik      4-15-02          Operations Manager         $60,000

D'Waine Mayovsky       1-26-04          Programmer                 $30,000

Brad Steiner           12-0-02          Senior Video Producer      $41,500

Jeremiah McGuire       6-1-04           Video Producer             $25,000

Tyler Goodro           4-8-02           Senior Designer            $53,000

Jeremy O'Neil          8-1-01           Senior Designer/
                                        Programmer                 $50,000

Jared Bates            1-26-04          Senior Designer            $40,000

Rachael Drouhard       3-16-04          Designer/Writer            $30,000

Kim Fetrow             3-20-00          Photographer               $19,912*

*hourly- estimated annual wage

EXHIBIT 2.18

                             EMPLOYEE BENEFIT PLANS


ImageWorks offers health insurance and a SEP IRA for their employees.

EXHIBIT 2.19

                                   DEFINITIONS

            "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the National Environmental Policy Act, ss. 42 U.S.C. ss. 4321 et seq., the Safe Drinking Water Act, 33 U.S.C. ss. 300 et seq., the Emergency Planning & Community Right-to-Know Act, 42 U.S.C. ss. 11011 et seq., the Endangered Species Act of 1973, 16 U.S.C. 1531 et seq., each as amended, or any other applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval authorization, license, judgment, order, writ, common law rule (including without limitation the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, state, territorial, or national, at any time in force or effect relating to:

                  (a) emissions,  discharges,  spills,  releases,  or threatened releases of Hazardous Substances into ambient air, surface water, ground water, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems, or onto land;

                  (b)  the   use,   treatment   storage,   disposal,   handling,
            manufacturing, transportation, or shipment of Hazardous Substances;

                  (c) the regulation of storage tanks; or,

                  (d) otherwise relating to pollution or the protection of human health or the environment.


            "HAZARDOUS SUBSTANCES" means at any time any substance, waste, pollutant, contaminant, or material, in solid, liquid, or gaseous form, which:

                  (a) is a  substance  regulated  or  defined or  designated  as hazardous, extremely or imminently hazardous, dangerous, or toxic pursuant to any law, by any local state, territorial, or federal governmental authority; or,

                  (b) is a substance  with respect to which such a  governmental
            authority    otherwise   requires    environmental    investigation,
            monitoring, reporting, or remediation including but not limited to,

                        (i) all substances,  wastes,  pollutants,  contaminants,
                  and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as these statutes implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss. 11011 et seq., the Safe Drinking Water Act, 33 U.S.C. 300 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7
                  U.S. C. ss. 136, et seq., the Atomic Energy Act, 42 U, S. C. ss. 2011 et seq., and the Hazardous Materials Transportation Act, 42 U.S.C. ss. 1801 et seq.

                        (ii) petroleum and petroleum  products  including  crude
                  oil and any fractions thereof;

                        (iii) natural gas, synthetic gas, and any mixtures thereof;

                        (iv) radon;

                        (v) radioactive substances;

                        (vi) asbestos;

                        (vii) urea formaldehyde;

                        (viii) polychlorinated biphenyls; and,

                        (ix) electromagnetic field radiation.

                                  EXHIBIT 2.20

                    LIST OF INSURANCE POLICIES & SURETY BONDS


Seller has insurance through Conover Insurance. Policy # 02CD076598 addresses: on-site property and equipment; the 5710 Bedford Street, Pasco, WA building; general liability; and business auto coverage.


Seller does not have any surety bonds.

EXHIBIT 2.21

                              INTELLECTUAL PROPERTY


Seller does not hold any intellectual property rights with the exception of the url associated with the business; specifically, imageworksdigital.com.

EXHIBIT 3.7

                               VIVID'S LIABILITIES


N/A

EXHIBIT A

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                         OF VIVID LEARNING SYSTEMS, INC.


      This certifies that ______________ (the "Holder"), for value received, is entitled to purchase from Vivid Learning Systems, Inc., a Delaware corporation (the "Company"), a maximum of One Hundred Thousand (100,000) shares of the Company's common stock ("Common Stock") for cash at a price of Three Dollars ($3.00) per share (the "Stock Purchase Price") at any time or from time to time up to and including 4 p.m. (Pacific Standard Time) on December 31, 2008 (the "Expiration Date") The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. The Holder may only make an exercise of one-fourth (1/4) of the total number of shares of Common Stock represented by this Warrant on December 31, 2004, and thereafter an additional one-fourth (1/4) each December 31st thereafter.


      This Warrant is subject to the following terms and conditions:

      1. Exercise; Issuance of Certificates; Payment for shares. This Warrant is exercisable at the option of the Holder, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) that may be purchased hereunder. To exercise this Warrant, Holder must surrender this Warrant to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) together with a properly endorsed Form of Subscription attached hereto as Exhibit A-1. Holder must also tender payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which (a) this Warrant shall have been surrendered and properly endorsed; (b) the Form of Subscription shall have been completed, executed, and endorsed; and, (c) the payment for such shares shall have been delivered. Certificates for the shares of Common Stock so purchased shall be delivered to the Holder by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder and shall be registered in the name of such Holder. In the event of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder within a reasonable time.

      Notwithstanding the foregoing provisions of this Section 1, the Holder shall be entitled to the benefit of the following provisions upon the occurrence of each of the specified events:

      (i) If, at the time the Holder exercises any portion of this Warrant, the Common Stock is publicly traded and the Stock Purchase Price is lower than the then-current market price of the Common Stock as of the exercise date ("Market Price"), then, in lieu of tendering payment of the required Stock Purchase Price, the Holder may surrender the exercised portion of this Warrant in exchange for that number of shares of Common Stock which could be purchased that date at the Market Price utilizing the difference obtained by subtracting
            (A) the Stock Purchase Price for the shares which would have been issued upon exercising that portion of the Warrant from (B) the Market Price of that same number of shares as of that date.

      (ii) If, at any time prior to the Expiration Date, the Company declares an extraordinary dividend, which shall not include dividends from earnings but rather be defined as a dividend associated with a major asset sale wherein the dividend is made from the proceeds of said sale and decreases the assets of the Company or is one wherein the asset value of the Company is decreased in excess of the current years' net earnings, to its shareholders ("Special Dividend"), then the Holder shall be entitled to receive as of that Special Dividend payment date a payment from the Company equal in value to the amount that the Holder would have received from that Special Dividend if the Holder, as of the day before the effective date of the Special Dividend, had been issued 50% of the maximum number of shares of Common Stock that the Holder could have acquired if it had exercised the entire Warrant as of that date.

      (iii) If, each December 31st as a portion of the Warrant becomes eligible for exercise, should Holder elect to not exercise such right, then the Company will cancel that portion and provide a cash payment to Holder of Thirty-seven Thousand Five Hundred Dollars ($37,500) in lieu of the exercise by Holder of the then eligible for exercise portion of the Warrant. The Company shall have sixty (60) days to make said payment after receipt of notice from Holder that they have elected to not exercise the portion of the Warrant eligible for exercise that December 31st. Such an election to receive a payment instead of exercising a portion of the Warrant in one year does not effect Holder's ability to make an exercise in a later year.

      2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid, and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise.

      3. Adjustment of Stock Purchase Price and Number of Shares. In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or a successor entity by reason of merger, corporate reorganization, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or otherwise, the Board of Directors of the Company, or the governing body of any successor entity, shall make an appropriate and equitable adjustment in the number and kind of shares as to which this Warrant is then unexercised and the Stock Purchase Price to the end that, after such event, the shares as to which this Warrant is then unexercised shall represent the same potential ownership interest in the Company (or that part of the successor entity which consists of the Company) immediately after such event as they represented immediately before such event. Any such adjustment by the Board of Directors or such governing body shall be conclusive and shall bind the Holder, the Company, any successor entity, and any other interested persons.

      4. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

      5. Representations and Warranties of Holder. The Holder represents, warrants, and agrees:

            5.1 The Holder will acquire the shares pursuant to this Warrant with the Holder's own funds and not with the funds of anyone else. The shares will be acquired for the Holder's own account, not as a nominee or agent and not for the account of any other person or firm, and no one else has or will have any interest, beneficial or otherwise, in any of the shares. The Holder is not obligated to transfer any of the shares or any interest therein to anyone else other than its partners nor has it any agreement or understanding to do so. The Holder will acquire the shares, if at all, for investment for an indefinite period and not with a view to the sale or distribution of any part or all thereof, by public or private sale or other disposition, and has no intention of selling, granting any participation in, or otherwise distributing or disposing of any shares or any interest therein.

            5.2 The Holder is (or will be at the time of any acquisition of shares) able to bear the economic risk of any investment in shares and is aware that the Holder must be prepared to hold any shares received for an indefinite period and that such shares have not been registered under the Securities Act of 1933, as amended (the "Act").

            5.3 The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the prospective investment by the Holder contemplated by this Warrant and the Holder has carefully reviewed and will carefully review all the information regarding the Company, access to which has been or will be accorded to the Holder hereunder, is thoroughly familiar with the business, operations, and properties of the Company by virtue of such review and has discussed with the officers of the Company any questions the Holder may have had with respect to the Company. Holder has sought outside professional advice as to any information or material it was not competent to evaluate personally.

            5.4 Without in any way limiting the Holder's representations as set forth herein, the Holder further agrees that the Holder shall in no event make any disposition of all or any part of or interest in this Warrant or the shares and that the shares shall not be encumbered, pledged, hypothecated, sold, or transferred by the Holder nor shall the Holder receive any consideration for the shares or for any interest therein from any person, unless and until prior to any proposed transfer, encumbrance, disposition, pledge, hypothecation, or sale of any of the shares, either
      (a) a registration statement under the securities laws with respect to the shares proposed to be transferred is then effective; or, (b)(i) the Holder notifies the Company of the proposed disposition, (ii) the Holder furnishes the Company with an opinion of counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of any of the shares under the Act or qualification of the shares under any other securities law, and (iii) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Holder of such concurrence.

            5.5 The Holder hereby agrees to indemnify the Company and hold it harmless from and against any and all liability, damage, cost, or expense incurred on account of or arising out of (a) any inaccuracy in any of the representations, warranties, or agreements set forth in this Section 5;
      (b) the disposition of any shares which the Holder may receive, contrary to the Holder's representations, warranties, and agreements set forth in this Section 5; or, (c) any action, suit, or proceeding based on a claim that said representations, warranties, or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company under the Federal or State securities laws.

      6. Miscellaneous.

            6.1 The Holder understands and agrees that certificates representing any shares received on exercise of this Warrant will bear a legend which restricts the sale, transfer, or disposition of the shares otherwise than in accordance with the provisions of this Warrant.

            6.2 This Warrant may not be assigned by the Holder whether by operation of law or otherwise, without the prior written consent of Company; provided that such consent shall not required if the assignee is a partner of the Holder and then only if such assignee acknowledges to be bound in the future by the restriction of this 6.2.

            6.2 This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

            6.3 Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to such Holder at its address as shown on the books of the Company or to the Company at its principal office or such other address as either may from time to time provide to the other.


      IN WITNESS WHEREOF, the parties have signed this Warrant as of the date below.


VIVID LEARNING SYSTEMS, INC.              [NAME OF WARRANT HOLDER]


-------------------------------------     --------------------------------------
Kevin A. Smith                            [Insert Name of Warrant Holder]
President & CEO                           An Individual

     "Company"                                     "Holder"

Date:                                     Date:
     --------------------------------          ---------------------------------

                                   EXHIBIT A-1


                                SUBSCRIPTION FORM


Date:  _________



      The undersigned hereby elects to exercise the warrant issued to it by Vivid Learning Systems, Inc. (the "Company"), dated May ________, 2004 (the "Warrant") and to purchase thereunder ___________ shares of the Common Stock of the Company (the "Common Stock") at a purchase price of Three Dollars ($3.00) per share for an aggregate purchase price of Dollars ($________________) (the "Purchase Price").

      Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check. The undersigned also makes the representations set forth in Section 5 of the Warrant.


                                     -------------------------------------------

                                     [Insert name of warrant holder]